PS BUSINESS PARKS, INC.
                                   EXHIBIT 12:
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                        Six Months Ended
                                                                                            June 30,
                                                                            -------------------------------------------
                                                                                  2000                    1999
                                                                            -------------------- ----------------------
      Net income......................................................       $   22,255,000         $     19,697,000
      Minority interest...............................................           12,031,000                6,400,000
      Interest expense................................................              744,000                1,681,000
                                                                            -------------------- ----------------------
      Earnings available to cover fixed charges.......................       $   35,030,000         $     27,778,000
                                                                            ==================== ======================
      Fixed charges (1)...............................................            1,432,000                2,091,000
      Preferred distributions.........................................            8,385,000                1,076,000
                                                                            -------------------- ----------------------
      Combined fixed charges and preferred distributions..............       $    9,817,000         $      3,167,000
                                                                            ==================== ======================
      Ratio of earnings to fixed charges..............................                24.46                    13.28
                                                                            ==================== ======================
      Ratio of earnings to combined fixed charges and preferred
         distributions................................................                 3.57                     8.77
                                                                            ==================== ======================



                                                                   Years Ended December 31,
                                        --------------------------------------------------------------------------------
                                            1999             1998            1997             1996            1995
                                        --------------- ---------------- --------------- ---------------- --------------
Net income..........................     $ 41,255,000     $ 29,400,000    $  3,836,000     $    519,000    $  1,192,000
Minority interest...................       16,049,000       11,208,000       8,566,000                -               -
Interest expense....................        3,153,000        2,361,000           1,000                -               -
                                        --------------- ---------------- --------------- ---------------- --------------
Earnings  available  to  cover fixed
   charges..........................      $60,457,000     $ 42,969,000    $ 12,403,000     $    519,000   $   1,192,000
                                        =============== ================ =============== ================ ==============
Fixed charges (1)...................     $  4,142,000     $  2,629,000    $      1,000     $          -    $          -
Preferred distributions.............        7,562,000                -               -                -               -
                                        --------------- ---------------- --------------- ---------------- --------------
Combined fixed charges and preferred
   distributions....................     $ 11,704,000     $  2,629,000    $      1,000     $          -    $          -
                                        =============== ================ =============== ================ ==============
Ratio of earnings to fixed charges..            14.60            16.34          12,403           N/A              N/A
                                        =============== ================ =============== ================ ==============
Ratio of earnings to  combined fixed
   charges and preferred
   distributions....................             5.17            16.34          12,403           N/A              N/A
                                        =============== ================ =============== ================ ==============


(1) Fixed charges include interest expense plus capitalized interest.

                                   Exhibit 12

                             PS BUSINESS PARKS, INC.
                                   EXHIBIT 12
        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:

                                                                                        Six Months Ended
                                                                                            June 30,
                                                                            -------------------------------------------
                                                                                  2000                    1999
                                                                            -------------------   ---------------------
      FFO.............................................................       $   41,854,000          $   37,461,000
      Interest expense................................................              744,000               1,681,000
      Minority interest in income - preferred units...................            5,841,000                 214,000
      Preferred dividends.............................................            2,544,000                 862,000
                                                                            -------------------   ---------------------
      Adjusted FFO available to cover fixed charges...................       $   50,983,000          $   40,218,000
                                                                            ===================   =====================

      Fixed charges (1)...............................................            1,432,000               2,091,000
      Preferred distributions.........................................            8,385,000               1,076,000
                                                                            -------------------   ---------------------
      Combined fixed charges and preferred distributions..............       $    9,817,000          $    3,167,000
                                                                            ===================   =====================

      Ratio of FFO to fixed charges...................................                35.60                   19.23
                                                                            ===================   =====================
      Ratio of FFO to combined fixed charges and preferred
         distributions................................................                 5.19                   12.70
                                                                            ===================   =====================



                                                                   Years Ended December 31,
                                        --------------------------------------------------------------------------------
                                            1999             1998            1997             1996            1995
                                        --------------- ---------------- --------------- ---------------- --------------
FFO.................................    $ 76,353,000     $ 57,430,000    $ 17,597,000     $    303,000    $    720,000
Interest expense....................       3,153,000        2,361,000           1,000                -               -
Minority   interest   in   income  -
   preferred units..................       4,156,000                -               -                -               -
Preferred dividends.................       3,406,000                -               -                -               -
                                        --------------- ---------------- --------------- ---------------- --------------
Adjusted  FFO  available  to  cover
   fixed charges....................    $ 87,068,000     $ 59,791,000    $ 17,598,000     $    303,000   $     720,000
                                        =============== ================ =============== ================ ==============
Fixed charges (1)...................    $  4,142,000     $  2,629,000    $      1,000     $          -    $          -
Preferred distributions.............       7,562,000                -               -                -               -
Combined fixed charges and preferred
   distributions....................    $ 11,704,000     $  2,629,000    $      1,000     $          -    $          -
                                        =============== ================ =============== ================ ==============
Ratio of FFO to fixed charges.......           21.02            22.74          17,598         N/A              N/A
                                        =============== ================ =============== ================ ==============
Ratio of FFO to combined fixed
   charges and preferred
   distributions....................            7.44            22.74          17,598         N/A              N/A
                                        =============== ================ =============== ================ ==============


(1) Fixed charges include interest expense plus capitalized interest.

                                   Exhibit 12